UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 27, 2017, Intra-Cellular Therapies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 9,677,419 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $15.50 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $14.57 per share. The Company expects to receive net proceeds from the offering of approximately $140.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,451,613 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Underwritten Shares and any Option Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-213495) filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2016 and declared effective by the Commission on September 14, 2016 (the “Registration Statement”). A prospectus supplement relating to the offering has been filed with the Commission. The offering is expected to close on or about October 2, 2017, subject to the satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the offering, certain information relating to Part II, Item 14 of the Registration Statement under the heading “Other Expenses of Issuance and Distribution” is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

ITEM 8.01	Other Events.

On September 27, 2017, the Company issued a press release announcing the pricing of the underwritten public offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 27, 2017, by and among the Company, J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-213495).

99.2	Press Release of Intra-Cellular Therapies, Inc., dated September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance and Chief Financial Officer

Date: September 28, 2017